EXHIBIT 23.02
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-59458, 33-73222, 33-95040, 333-16827, 333-16829, 333-45277, 333-45285, 333-45287, 333-53322, 333-53324, 333-51692, 333-51694, 333-51698, 333-51700, 333-68851, 333-71099, 333-71101, 333-71103, 333-78041, 333-81324, 333-81328, 333-81446, 333-84385, 333-91056, 333-92513, 333-92515, 333-92517, 333-102213, 333-112140, 333-112170, 333-130453, 333-137352, 333-139452, 333-140568), Form S-3 (Nos. 333-50417, 333-63739, 333-54610) and Form S-4 (Nos. 333- 71097) of Intuit Inc. of our report dated February 19, 2004, except for Note 14 as to which the date is September 16, 2004 relating to the consolidated financial statements and financial statement schedule of Digital Insight Corporation which is incorporated by reference in the Current Report on Form 8-K/A of Intuit Inc. dated February 6, 2007 from the Digital Insight Corporation Annual Report on Form 10-K for the year ended December 31, 2005.
/s/ PricewaterhouseCoopers LLP
Los Angeles, California
February 12, 2007